Subsidiaries of Bel Fuse Inc.
                          -----------------------------

                                                 Jurisdiction of
            Name                                  Incorporation
            ----                                 ---------------
Bel Fuse Limited ................................   Hong Kong

Bel Fuse Macau LDA ..............................   Macau

Bel Hybrids and Magnetics, Inc. .................   Indiana

Bel Fuse (SARL) (In Liquidation) ................   France

Bel Fuse Acquisition Corporation ................   Delaware

Bel Fuse Europe Ltd. ............................   United Kingdom